UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2021

THE BOEING COMPANY
(Exact name of registrant as specified in its charter)

1-442
Commission file number

Delaware			91-0425694
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)

100 N. Riverside Plaza,	Chicago,	IL	60606-1596
(Address of principal executive offices)			(Zip Code)

(312)	544-2000
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 Par Value	BA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Gregory D. Smith, Executive Vice President, Enterprise Operations and Chief Financial Officer, plans to retire from The Boeing Company (the “Company”) effective July 9, 2021. On June 29, 2021, the Company’s Board of Directors (the “Board”) elected Brian J. West to serve as Executive Vice President and Chief Financial Officer effective August 27, 2021 (the “Effective Date”) and elected David A. Dohnalek, the Company’s Senior Vice President and Treasurer, to serve as Interim Chief Financial Officer from July 9, 2021 until the Effective Date.

Mr. West, 51, served as Executive Vice President and Chief Financial Officer of Refinitiv (a London Stock Exchange Group business and provider of financial markets data and infrastructure) from November 2018 to June 2021. Prior to that, he served as Chief Financial Officer and Executive Vice President of Operations of Oscar Insurance Corporation from January 2016 to October 2018. Mr. West served as Chief Operating Officer of Nielsen Holdings plc from March 2014 to December 2015 and as Chief Financial Officer of Nielsen Holdings plc (or its predecessor) from February 2007 to March 2014. Prior to joining Nielsen, Mr. West was employed by the General Electric Company as the Chief Financial Officer of its GE Aviation division from June 2005 to February 2007 and Chief Financial Officer of its GE Aviation Services division from March 2004 to June 2005. Prior to that, Mr. West held several senior financial positions across General Electric Company businesses, including Plastics, Energy, and Transportation.

Mr. West will receive an annual base salary of $1,000,000 and will be eligible to receive an annual incentive award with a target value of 110% of base salary paid during the year and (beginning in 2022) a long-term incentive award with a target value of 600% of base salary. For the 2021 performance period only, Mr. West’s individual bonus factor for the annual incentive plan will be no less than 100%. Additional information about the Company’s executive compensation program is set forth in the Company’s proxy statement for its 2021 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 5, 2021. In addition, on the Effective Date, he will receive: (1) a cash sign-on award of $750,000, subject to the Notice of Terms of Supplemental Cash-Based Award, filed as Exhibit 10.1 and incorporated herein by reference, (2) an award of restricted stock units (“RSUs”) with a grant date value of $3,000,000 and a three-year vesting period, subject to the Notice of Terms of Supplemental RSUs, filed as Exhibit 10.2 and incorporated herein by reference, and (3) an award of a premium-priced non-qualified stock option to purchase shares of Company stock (the “Option”) with a grant date value of $3,000,000 and a three-year vesting period, subject to the Notice of Terms of Supplemental Non-Qualified Stock Option, filed as Exhibit 10.3 and incorporated herein by reference. The per-share exercise price for the Option, which will vest after three years, will be 120% of the fair value of a share of the Company’s stock on the grant date.

Mr. Dohnalek, 62, has served as Senior Vice President and Treasurer and as Chairman of Boeing Capital Corporation since 2014. Mr. Dohnalek joined Boeing in 2002 and his previous positions include Vice President of Financial Planning & Analysis, Vice President of Investor Relations, and Assistant Treasurer of Corporate Finance & Banking. The Company has neither entered into or materially amended a material compensatory arrangement nor granted or materially amended a material award in connection with Mr. Dohnalek’s election.

A copy of the Company’s press release related to these elections is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Notice of Terms of Supplemental Cash-Based Award

10.2	Notice of Terms of Supplemental Restricted Stock Units

10.3	Notice of Terms of Supplemental Non-Qualified Stock Option

99.1	Press Release dated June 30, 2021

104	104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ John R. Phillips
John R. Phillips
Vice President and Corporate Secretary

Dated: July 1, 2021